THIS IS NOT A LETTER OF ACCEPTANCE AND TRANSMITTAL

NOTICE OF GUARANTEED DELIVERY

for Common Shares
of
GOLDCORP INC.
Pursuant to the Offer dated January 7, 2005
of
GLAMIS GOLD LTD.

THE OFFER WILL BE OPEN FOR ACCEPTANCE UNTIL 9:00 P.M. (Toronto time) ON FEBRUARY 14, 2005 (THE “EXPIRY TIME”), UNLESS EXTENDED OR WITHDRAWN.

      This Notice of Guaranteed Delivery must be used to accept the offer dated January 7, 2005 (the “Offer”) made by Glamis Gold Ltd. (“Glamis”) for common shares (the “Goldcorp Shares”) of Goldcorp Inc. (“Goldcorp”), if (i) certificates for the Goldcorp Shares to be deposited are not immediately available; or (ii) the holder of Goldcorp Shares cannot deliver the certificates and Letter of Transmittal to the Depositary no later than the Expiry Time. This Notice of Guaranteed Delivery may be delivered by hand or transmitted by electronic facsimile or mail to the Depositary at the address or facsimile number set out below and must include a guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery.

To:     Computershare Investor Services Inc., as Depositary

By Mail:	By Facsimile Transmission:
Toronto 100 University Avenue 9th Floor Toronto, Ontario M5J 2Y1	(416) 981-9663

      The terms and conditions of the Offer are incorporated by reference in this Notice of Guaranteed Delivery. Capitalized terms used but not defined in this Notice of Guaranteed Delivery which are defined in the Offer to Purchase and accompanying Circular dated January 7, 2005 (the “Offer and Circular”) have the meanings ascribed to them in the Offer and Circular.

      If a holder of Goldcorp Shares wishes to deposit such Goldcorp Shares pursuant to the Offer and certificates for such Goldcorp Shares are not immediately available, or the holder of Goldcorp Shares cannot deliver the certificates and Letter of Transmittal to the Depositary no later than the Expiry Time, those Goldcorp Shares may nevertheless be deposited under the Offer provided that all of the following conditions are met:

(a)	such deposit is made only at the principal office of the Depositary in Toronto by or through an Eligible Institution;

(b)	a properly completed and duly executed Notice of Guaranteed Delivery (or a manually signed facsimile) is received by the Depositary at its principal office in Toronto at or before the Expiry Time; and

(c)	the certificate or certificates representing the deposited Goldcorp Shares, in proper form for transfer, together with a properly completed and duly signed Letter of Transmittal (or a manually signed facsimile copy) and other documents required by such Letter of Transmittal, are received at the Toronto office of the Depositary by 5:00 p.m. (Toronto time) on the third trading day on the Toronto Stock Exchange after the Expiry Date.

      An “Eligible Institution” means a Canadian Schedule I chartered bank, a major trust company in Canada, a member of the Securities Transfer Agent Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP), or a member of the New York Stock Exchange, Inc. Medallion Signature Program (MSP). Members of these programs are usually members of a recognized stock exchange in Canada or the United States, members of the Investment Dealers Association of Canada, members of the National Association of Securities Dealers or banks or trust companies in the United States.

      DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA A FACSIMILE NUMBER OTHER THAN SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

      THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE MUST APPEAR IN THE APPLICABLE SPACE IN THE LETTER OF TRANSMITTAL.

      DO NOT SEND CERTIFICATES FOR GOLDCORP SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES FOR GOLDCORP SHARES MUST BE SENT WITH YOUR LETTER OF TRANSMITTAL.

      The undersigned hereby deposits to Glamis, upon the terms and subject to the conditions set forth in the Offer to Purchase and Letter of Transmittal, receipt of which is hereby acknowledged, the Goldcorp Shares listed below, pursuant to the guaranteed delivery procedures set forth in Section 5 of the Offer to Purchase, “Procedure for Guaranteed Delivery”.

		Number of Shares	Number of Shares
Certificate Number(s)*	Name(s) in which Registered	Represented by Certificate	Deposited*

TOTAL:

      (If space is insufficient please attach a list to this Notice of Guaranteed Delivery in the above form.)

*	Unless otherwise indicated, all Goldcorp Shares evidenced by any certificate(s) submitted to the Depositary will be deemed to have been deposited under the Offer.

Signature(s) of Holder(s) of Shares Name (please print) Date	Address(es) Zip Code/Postal Code Telephone Number (business hours)

GUARANTEE
(Not to be used for signature guarantee)

The undersigned, an Eligible Institution, guarantees delivery to the Depositary, at its address set forth herein, of the certificate(s) representing the Goldcorp Shares deposited hereby, each in proper form for transfer, together with a Letter of Transmittal (or a facsimile thereof), properly completed and duly executed with any required signature guarantees, covering the deposited Goldcorp Shares and all other documents required by the Letter of Transmittal no later than 5:00 p.m. (Toronto time) on the third trading day on the Toronto Stock Exchange after the Expiry Date.

Failure to comply with the foregoing could result in a financial loss to such Eligible Institution.
Name of Firm Address of Firm Zip Code/ Postal Code Telephone Number	Authorized Signature Name (please print) Title Date